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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-46728, 33-86830, 333-07391, 333-18563, 333-28789, 333-56979 and 333-68052 of
Fisher Scientific International Inc. on Forms S-8 of our report dated October 3, 2001 with respect to the financial statements of Cole-Parmer Instrument Company and Affiliates as of March 31, 2000 and for each of the two fiscal years in the period ended March 31, 2000, included in the Current Report on Form 8-K/A of Fisher Scientific International Inc.


/s/ Warady & Davis LLP

Deerfield, Illinois
January 11, 2002